Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q3 Results;

Reaffirms 2015 Outlook and 2016 Margin Target

Company Names Mark Clouse as Chief Commercial Officer,

Tim Cofer as Chief Growth Officer

DEERFIELD, Ill. – October 28, 2015 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported its third quarter 2015 results, reflecting continued strong Adjusted Operating Income1 margin expansion and solid Organic Net Revenue1 growth. Adjusted EPS1 was flat versus the prior year on a constant-currency basis due to dilution related to the company’s recently created coffee joint venture.

“We delivered strong margin expansion in the third quarter by progressing our transformation agenda in a volatile and challenging macroeconomic environment,” said Irene Rosenfeld, Chairman and CEO. “We’re continuing to aggressively reduce costs to expand margins and provide the fuel for incremental investments behind our Power Brands and route-to-market capabilities to drive sustainable revenue growth and improve market shares. As a result, we remain confident in our ability to deliver our 2015 outlook and our 2016 Adjusted Operating Income margin target of 15 to 16 percent, while continuing to return significant capital to our shareholders.”

On a reported basis, net revenues were $6.8 billion, down 17.8 percent, including a negative 13.6 percentage point impact from currency and a negative 9.3 percentage points from the coffee business transactions. Operating income was $7.8 billion, up 815 percent, including a $7.1 billion pre-tax gain from the coffee transaction. Diluted EPS was $4.46, up $3.93.

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q3 2015	% Chg vs PY	Q3 2015	Vol/Mix		Pricing
Quarter 3
Latin America	$1,233	(6.2)%	17.4%	(10.0	)pp	27.4	pp
Asia Pacific	1,101	(4.5)	3.1	(2.4)		5.5
Eastern Europe, Middle East & Africa	586	(34.5)	6.3	(7.5)		13.8
Europe	2,173	(32.4)	(1.6)	(2.4)		0.8
North America	1,756	(0.2)	0.6	0.2		0.4

Mondelēz International	$6,849	(17.8)%	3.7%	(3.7	)pp	7.4	pp

Emerging Markets	$2,742	(14.4)%	10.3%
Developed Markets	4,107	(20.0)	(0.5)

Power Brands	$4,594	(18.2)%	5.1%

September Year-to-Date	Sept YTD		Sept YTD
Latin America	$3,730	(4.7)%	18.7%	(6.7	)pp	25.4	pp
Asia Pacific	3,278	(5.3)	1.9	(2.5)		4.4
Eastern Europe, Middle East & Africa	2,150	(21.5)	6.2	(4.3)		10.5
Europe	7,963	(21.6)	(2.2)	(3.2)		1.0
North America	5,151	—	0.2	0.1		0.1

Mondelēz International	$22,272	(12.4)%	3.4%	(3.0	)pp	6.4	pp

Emerging Markets	$8,754	(10.3)%	10.0%
Developed Markets	13,518	(13.6)	(0.9)

Power Brands	$15,243	(11.1)%	5.3%

Third Quarter Commentary

Organic Net Revenue increased 3.7 percent, as the company raised prices to recover currency-driven input cost inflation. Volume/mix was unfavorable, largely due to price elasticity as well as a 70 basis point headwind resulting from strategic decisions to exit certain low-margin product lines. Power Brands2 grew 5.1 percent. Organic Net Revenue from emerging markets3 was up 10.3 percent, while developed markets4 decreased 0.5 percent.

Operating Income and Diluted EPS

$ in millions	Reported			Adjusted
	Q3 2015	vs PY (Rpt Fx)		Q3 2015	vs PY (Rpt Fx)		vs PY (Cst Fx)
Quarter 3
Gross Profit	$2,670	(15.0)%		$2,679	(4.0)%		9.0%
Gross Profit Margin	39.0%	1.3	pp	39.1%	1.8	pp

Operating Income	$7,802	814.7%		$965	3.7%		17.7%
Operating Income Margin	113.9%	103.7	pp	14.1%	1.7	pp

Net Earnings[5]	$7,266	708.2%		$678	(20.1)%

Diluted EPS	$4.46	741.5%		$0.42	(16.0)%		0.0%

September Year-to-Date	Sept YTD			Sept YTD
Gross Profit	$8,677	(8.2)%		$8,028	(3.9)%		9.0%
Gross Profit Margin	39.0%	1.8	pp	38.9%	2.1	pp

Operating Income	$9,454	256.4%		$2,809	5.0%		20.1%
Operating Income Margin	42.4%	32.0	pp	13.6%	1.8	pp

Net Earnings	$7,996	374.8%		$2,132	(3.4)%

Diluted EPS	$4.86	395.9%		$1.30	0.8%		18.6%

Third Quarter Commentary

Adjusted Gross Profit1 margin was 39.1 percent, up 180 basis points. The improvement was driven by strong net productivity partially offset by a negative 40 basis point impact from a mark-to-market adjustment associated with commodities and currency hedging.

Adjusted Operating Income margin expanded 170 basis points to 14.1 percent. The company significantly stepped up advertising and consumer support, especially behind its Power Brands, and continued to reduce overhead costs as a percent of revenue.

Adjusted EPS was flat to prior year on a constant-currency basis as the company’s strong operating performance was offset by dilution related to the recently created coffee joint venture as well as cycling an unusually low effective tax rate in the prior-year quarter.

Return of Capital

Through the first nine months, the company repurchased $3.1 billion of its common stock at an average price of $38.69 per share and paid $736 million in dividends.

Outlook

The company reaffirmed its outlook for 2015, as described below, as well as its Adjusted Operating Income margin target for 2016 of 15 percent to 16 percent.

Metric	2015 Outlook

Organic Net Revenue Growth	• 2015: 3%+

Adjusted Operating Income Margin	• 2015 : ~14% excluding (20)-(30) basis points of stranded overhead costs

Adjusted EPS	• 2015: Double-digit growth on a constant currency basis

Free Cash Flow excluding items[1]	• 2015: ~$1.0 billion

In addition, the company estimates foreign exchange translation to reduce 2015 net revenue growth by approximately 13 percentage points6 and Adjusted EPS by approximately $0.336 due to the strengthening of the U.S. dollar versus other currencies.

Consolidating Focus on Cost Savings, Growth and Commercial Execution

Mondelēz International also announced today that it has named Mark Clouse, 47, to the newly created position of Chief Commercial Officer (CCO), and Tim Cofer, 46, as Chief Growth Officer (CGO), as the company continues to sharpen its focus on cost savings, growth and commercial execution. These changes become effective in January 2016.

“We’ve seen great benefit in consolidating our cost agenda under our CFO and our growth agenda under our Chief Growth Officer,” Rosenfeld said. “We now have the same opportunity to sharpen our global commercial execution by creating this new Chief Commercial Officer position. Brian Gladden, Tim Cofer and Mark Clouse, together with our region presidents, Daniel Myers and our Integrated Supply Chain teams, will work hand in hand to advance our transformation agenda and accelerate growth on both our top and bottom lines.”

In his role as CCO, Clouse, who currently serves as CGO, will oversee the company’s commercial execution with oversight of all five geographic regions as well as the global sales function. This new role is designed to simplify and accelerate day-to-day P&L decision-making and trade-offs while focusing investments in areas that will best drive profitable growth.

Cofer, who currently serves as Executive Vice President and President, Asia Pacific and EEMEA, is a 23-year veteran of the company and has successfully led large commercial operations in four different regions around the world. As CGO, he will oversee the development of next generation innovation platforms and new business opportunities that will accelerate future growth. Corporate strategy, global categories and global marketing, as well as research, development and quality will report to him.

“Mark and Tim are very talented senior executives who are well-positioned to take on these new enterprise roles,” Rosenfeld continued. “Their strong operating experience in emerging and developed markets, combined with a deep understanding of our categories, will enable us to continue to deliver sustainable, profitable growth and top-tier returns to our shareholders.”

Concurrent with these changes, the company announced that Maurizio Brusadelli will assume the role of President of Asia Pacific; Dave Brearton, EVP, Strategic Initiatives, will retire at year-end; and Tracey Belcourt, EVP, Strategy, will leave the organization.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 10 a.m. ET today. Investors and analysts may participate via phone by calling 1-800-322-9079 from the United States and 1-973-582-2717 from other locations. Access to a live audio webcast with accompanying slides and a replay of the event will be available at www.mondelezinternational.com/Investor. The company will be live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with pro forma 2014 revenue of more than $30 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; Trident gum and Tang powdered beverages. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

End Notes

1.	Organic Net Revenue, Adjusted Operating Income, Adjusted EPS, Adjusted Gross Profit and Free Cash Flow excluding items are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
2.	Power Brands include some of the company’s largest global and regional brands, such as Oreo, Chips Ahoy!, Ritz and belVita biscuits; Milka, Cadbury Dairy Milk and Lacta chocolate; Trident gum; Hall’s candy; and Tang powdered beverages.
3.	Emerging markets consist of the Latin America and Eastern Europe, Middle East and Africa regions in their entirety; the Asia Pacific region, excluding Australia, New Zealand and Japan;

and the following countries from the Europe region: Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
4.	Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia Pacific region.
5.	Net earnings attributable to Mondelēz International.
6.	Currency estimate is based on published rates from Oanda on October 26, 2015.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “believe,” “would,” “estimate,” “anticipate,” “deliver,” “positioned,” “target,” “outlook” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: our future performance, including our future revenue growth, earnings per share, margins and cash flow; currency and the effect of foreign exchange translation on our results of operations; the costs of, timing of expenditures under and completion of our restructuring program; startup challenges related to the coffee joint venture and the consideration we receive and gain we recognize on the coffee business transactions; market share; stranded overhead costs; and our Outlook, including 2015 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS and Free Cash Flow excluding items. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; unanticipated disruptions to our business; competition; the restructuring program and our other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “Reported”). However, management believes that certain non-GAAP financial measures should be considered when assessing the company’s ongoing performance to provide more complete information on the factors and trends affecting the company’s business. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s Reported results prepared in accordance with GAAP. In addition, the non-GAAP measures the company uses may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s outlook.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time:

•	“Organic Net Revenue” is defined as net revenues excluding the impacts of acquisitions, divestitures (1), the historical coffee business (2), Integration Program costs, accounting calendar changes and currency rate fluctuations. The company also evaluates Organic Net Revenue growth from emerging markets and its Power Brands.

•	“Adjusted Gross Profit” is defined as gross profit excluding the 2012-2014 Restructuring Program, the 2014-2018 Restructuring Program, the Integration Program and other acquisition integration costs, incremental costs associated with the coffee business transactions, the operating results of divestitures (1) and the historical coffee business operating results (2). The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

•

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impacts of Spin-Off Costs, the 2012-2014 Restructuring Program, the 2014-2018 Restructuring Program, the Integration Program and other acquisition integration costs, the remeasurement of net monetary assets in Venezuela, the benefit from the Cadbury acquisition-related indemnification resolution, incremental costs associated with the coffee business transactions, impairment charges related to goodwill and intangible assets, gains or losses on divestitures (1) or acquisitions, gain on the coffee business transactions, divestiture-related costs, acquisition-related costs, the operating results of divestitures (1), the historical global coffee business operating results (2) and equity method investment earnings historically reported within operating income (3). The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•	“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of Spin-Off Costs, the 2012-2014 Restructuring Program, the 2014-2018 Restructuring Program, the Integration Program and other acquisition integration costs, the remeasurement of net monetary assets in Venezuela, the net benefit from the Cadbury acquisition-related indemnification resolution, losses on debt extinguishment and related expenses, the residual tax benefit impact from the resolution of the Starbucks arbitration, hedging gains or losses and incremental costs associated with the coffee business transactions, impairment charges related to goodwill and intangible assets, gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans, gains or losses on divestitures (1) or acquisitions, gain on the coffee business transactions(2), divestiture-related costs, acquisition-related costs and net earnings from divestitures (1), and including an interest expense adjustment related to the Spin-Off transaction. In addition, the company has adjusted its equity method investment earnings for its proportionate share of unusual or infrequent items, such as acquisition and divestiture-related costs and restructuring program costs, recorded by the company’s JDE equity method investee. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

•	“Free Cash Flow excluding items” is defined as Free Cash Flow (net cash provided by operating activities less capital expenditures) excluding taxes paid on the Starbucks arbitration award and cash payments associated with accrued interest and other related fees due to the company’s completion of a $2.5 billion cash tender offer for some of its outstanding long-term debt on March 20, 2015, and a $1.6 billion cash tender offer for some of its outstanding long-term debt on February 6, 2014.

(1)	Divestitures include businesses under sale agreements for which the company has cleared significant sale-related conditions such that the pending sale is probable as of the end of the reporting period and exits of major product lines under a sale or licensing agreement.
(2)

In connection with the coffee business transactions that closed on July 2, 2015, because the company exchanged its coffee interests for similarly-sized coffee interests in JDE (which, following the July 2, 2015 closing, is 43.5% of the company’s historical and DEMB’s combined global coffee businesses), the company has deconsolidated and not included its historical global coffee business results within divestitures in its non-GAAP financial measures. The company continues to have an ongoing interest in the coffee business. Beginning in the third quarter of 2015, the company has included the after-tax earnings of JDE and of its historical coffee business results within continuing results of operations. For Adjusted EPS, the company has included these earnings in equity method investment earnings and has deconsolidated its historical coffee business results from Organic Net Revenue and Adjusted Operating Income to facilitate comparisons of past and future coffee operating results.
(3)	Historically, the company has recorded income from equity method investments within its operating income as these investments operated as extensions of the company’s base business. Beginning in the third quarter of 2015, the company began to record the earnings from its equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of its coffee business. In periods prior to July 2, 2015, the company has reclassified the equity method earnings from Adjusted Operating Income to after-tax equity method investment earnings within Adjusted EPS to be consistent with the deconsolidation of its coffee business results on July 2 and in order to evaluate its operating results on a consistent basis.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and nine months ended September 30, 2015 and 2014.

SEGMENT OPERATING INCOME

The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures or acquisitions, gain on the coffee business transactions, and acquisition-related costs (which are a component of selling, general and administrative expenses) in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages interest and other expense, net. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

The following information is provided to give qualitative and quantitative information related to items impacting comparability of operating results. The company determines which items to consider as “items impacting comparability” based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. In addition, the company discloses the impact of changes in currency exchange rates on the company’s financial results in order to reflect results on a constant currency basis.

Divestitures

On April 23, 2015, the company completed the divestiture of its 50 percent interest in a Japanese coffee joint venture to its joint venture partner, which generated cash proceeds of 27 billion Japanese yen ($225 million as of April 23, 2015) and a pre-tax gain of $13 million (after-tax loss of $9 million). The company contributed to Jacobs Douwe Egberts the net cash proceeds from the sale of the interest. The company did not divest any businesses during the three months and nine months ended September 30, 2014.

Acquisitions and acquisition-related costs

On July 15, 2015, the company acquired an 80 percent interest in a biscuit operation in Vietnam, which is now a subsidiary within its Asia Pacific segment. The acquisition added $74 million in incremental net revenues, on a constant currency basis, for the three months and nine months ended September 30, 2015.

On February 16, 2015, the company also acquired a U.S. snacking company (Enjoy Life Foods) within its North America segment. The acquisition added incremental net revenues of $10 million for the three months and $25 million for the nine months ended September 30, 2015.

The company recorded acquisition-related costs of $6 million during the three months and $8 million during the nine months ended September 30, 2015, which were recorded in selling, general and administrative expenses.

Accounting Calendar Change

In connection with moving toward a common consolidation date across the company, in the first quarter of 2015, the company changed the consolidation date for the North America segment from the last Saturday of each period to the last calendar day of each period. As a result of this change, each of the company’s operating subsidiaries now reports results as of the last calendar day of the period. The change had a favorable impact on net revenues of $19 million for the three months and $58 million for the nine months ended September 30, 2015.

Integration Program and other acquisition integration costs

Integration Program costs

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with completing the acquisition. At the end of 2013, the company completed incurring charges related to the Integration Program. The company recorded reversals related to the Integration Program of $1 million in the three months and $4 million in the nine months ended September 30, 2014 related to accruals no longer required.

Other acquisition integration costs

Within the company’s Asia Pacific segment, in connection with the July 2015 acquisition of a biscuit operation in Vietnam, the company recorded integration costs of $4 million for the three months and $5 million for the nine months ended September 30, 2015. Within the company’s EEMEA segment, in connection with the February 2013 acquisition of a biscuit operation in Morocco, the company recorded integration costs of $1 million for the nine months ended September 30, 2014. The company recorded these acquisition integration costs in selling, general and administrative expenses.

Spin-Off Costs

On October 1, 2012, the company completed the Spin-Off of its North American grocery business, Kraft Foods Group, Inc. (“Kraft Foods Group”), to its shareholders (the “Spin-Off”). Historically the company has incurred Spin-Off transaction, transition and financing and related costs (“Spin-Off Costs”) in its operating results. In 2014, the company concluded its Spin-Off transition plans. Within selling, general and administrative expenses, the company recorded pre-tax Spin-Off Costs of $4 million in the three months and $23 million in the nine months ended September 30, 2014.

2012-2014 Restructuring Program

In 2012, the company’s Board of Directors approved $1.5 billion of restructuring and related implementation costs (“2012-2014 Restructuring Program”) reflecting primarily severance, asset disposals and other manufacturing-related one-time costs. The primary objective of the restructuring and implementation activities was to ensure that Mondelēz International and Kraft Foods Group were each set up to operate efficiently and execute on their respective business strategies upon separation in the Spin-Off and in the future. Of the $1.5 billion of 2012-2014 Restructuring Program costs, the company retained approximately $925 million and Kraft Foods Group retained the balance of the program. Through the end of 2014, the company incurred total restructuring and related implementation charges of $899 million, and completed incurring planned charges on the 2012-2014 Restructuring Program.

Restructuring costs

The company recorded reversals to the restructuring charges of $3 million in the nine months ended September 30, 2015 related to accruals no longer required. The company recorded restructuring charges of $163 million in the three months and $259 million in the nine months ended September 30, 2014 within asset impairment and exit costs. These charges were related to asset write-downs (including accelerated depreciation and asset impairments), severance and other related costs.

Implementation costs

Implementation costs are directly attributable to restructuring activities; however, they do not qualify for accounting treatment as exit or disposal activities. The company recorded implementation costs of $23 million in the three months and $66 million in the nine months ended September 30, 2014. Implementation costs primarily include costs to reorganize the company’s operations and facilities, the discontinuance of certain product lines and the incremental expenses related to the closure of facilities, replicating the company’s information systems infrastructure and reorganizing costs related to the company’s sales function. The company recorded these costs within cost of sales and selling, general and administrative expenses.

Remeasurement of Venezuelan net monetary assets

As prescribed by U.S. GAAP for highly inflationary economies, the company has been accounting for the results of its Venezuelan subsidiaries using the U.S. dollar as the functional currency since January 1, 2010. On February 10, 2015, the Venezuelan government combined the SICAD I and SICAD II (“SICAD”) exchange rate mechanisms and, in addition, created a new market-based SIMADI rate, while retaining the 6.30 official rate for food and other essentials. The Venezuelan government also announced an opening SICAD auction rate of 12.00 bolivars to the U.S. dollar, which as of September 30, 2015 is the prevailing SICAD rate until the company’s specific industry group auctions make U.S. dollars available at another offered SICAD rate. Based on the company’s current sourcing of goods and services, the company believes the SICAD rate continues to be the most economically representative rate to use to value its net monetary assets and translate its operating results in Venezuela. In the first quarter of 2015, the company recognized an $11 million remeasurement loss reflecting an increase in the SICAD exchange rate from 11.50 to 12.00 bolivars to the U.S. dollar. While the remeasurement loss is non-deductible, a $1 million net tax benefit for 2015 was recognized due to a Venezuelan tax impact related to a local deduction for the loss on certain U.S. dollar denominated liabilities. As of September 30, 2015, the company’s bolivar-denominated net monetary assets were approximately $352 million. The company’s Venezuela net revenues were $315 million or 4.6% of consolidated net revenues for the three months and $834 million or 3.7% of consolidated net revenues for the nine months ended September 30, 2015.

During the nine months ended September 30, 2014, the company also recorded $161 million of currency remeasurement losses related to the devaluation of the company’s net monetary assets in Venezuela at that time during the period.

The company continues to monitor and actively manage its investment and exposures in Venezuela. If any of the three-tier currency exchange rates, or the application of the rates to the company’s business, were to change, the company would recognize additional currency losses or gains, which could be significant.

Loss on debt extinguishment and related costs

On March 20, 2015, the company completed a cash tender offer and retired $2.5 billion of its outstanding high coupon long-term debt. The company recorded, within interest and other expense, net, a pre-tax loss on debt extinguishment and related expenses of $713 million during the three months ended March 31, 2015, for the amount paid in excess of the carrying value of the debt and from recognizing unamortized discounts and deferred financing costs (including deferred cash flow hedges).

On February 6, 2014, the company completed a cash tender offer and retired $1.6 billion of its outstanding high coupon long-term debt. The company recorded, within interest and other expense, net, a pre-tax loss on debt extinguishment and related expenses of $495 million during the six months ended June 30, 2014 for the amount paid in excess of the carrying value of the debt and from recognizing unamortized discounts and deferred financing costs.

2014-2018 Restructuring Program

On May 6, 2014, the company’s Board of Directors approved a $3.5 billion restructuring program, comprised of approximately $2.5 billion in cash costs and $1 billion in non-cash costs (“2014-2018 Restructuring Program”), and up to $2.2 billion of capital expenditures. The primary objective of the 2014-2018 Restructuring Program is to reduce the company’s operating cost structure in both supply chain and overhead costs. The program is intended primarily to cover severance as well as asset disposals and other manufacturing-related one-time costs. The company expects to incur the majority of the program’s charges in 2015 and 2016 and to complete the program by year-end 2018.

Restructuring costs

The company recorded restructuring charges of $146 million in the three months and $442 million in the nine months ended September 30, 2015 and $25 million in the three months and $26 million in the nine months ended September 30, 2014 within asset impairment and exit costs. These charges were for asset write-downs (including accelerated depreciation and asset impairments), severance and other related costs.

Implementation costs

Implementation costs are directly attributable to restructuring activities; however, they do not qualify for special accounting treatment as exit or disposal activities. The company recorded implementation costs of $75 million in the three months and $185 million in the nine months ended September 30, 2015 and $42 million in the three months and $51 million in the nine months ended September 30, 2014. These costs primarily relate to reorganizing the company’s operations and facilities in connection with its supply chain reinvention program and other identified productivity and cost saving initiatives. The costs include incremental expenses related to the closure of facilities, costs to terminate certain contracts and the simplification of the company’s information systems. The company recorded these costs within cost of sales and general corporate expense within selling, general and administrative expenses.

Coffee business transactions

On July 2, 2015, the company completed transactions to combine the company’s wholly owned coffee businesses (including the company’s coffee portfolio in France) with those of D.E Master Blenders 1753 B.V. (“DEMB”) to create a new company, Jacobs Douwe Egberts (“JDE”). The company now holds a

43.5% equity interest in JDE and Acorn Holdings B.V., owner of DEMB, holds a 56.5% share. In connection with the transaction, the company recorded a preliminary pre-tax gain of $7.1 billion (or $6.9 billion after-taxes) on the contribution of its global coffee businesses during the three months ended September 30, 2015.

The consideration the company received to date for its coffee businesses consists of €3.8 billion of cash ($4.2 billion U.S. dollars as of July 2, 2015), a 43.5% equity interest in JDE and $1.1 billion in receivables related to estimated sales price adjustments and tax formation cost payments expected to be paid in mid-2016. During the third quarter, the company also recorded $283 million of cash and receivables related to the reimbursement of costs from JDE which the company incurred related to separating its coffee businesses. The cash and equity consideration the company received reflects an adjustment for the company retaining its interest in a Korea-based joint venture, Dongsuh Foods Corporation, which was part of the original transaction and valuation. During the second quarter of 2015, the company also completed the sale of its interest in a Japanese coffee joint venture, Ajinomoto General Foods, Inc. (“AGF”). In lieu of contributing its interest in the AGF joint venture to JDE, the company contributed the net cash proceeds from the sale, and the transaction did not change the consideration received for the company’s global coffee businesses.

Additionally, we recorded currency related net gains of $29 million in the three months and $436 million in the nine months ended September 30, 2015 and $420 million in the three months and $413 million in the nine months ended September 30, 2014 due to currency exchange forward contracts related to the receipt of the coffee business transaction proceeds and the subsequent transfers of these funds to our subsidiaries, as detailed below. To lock in an expected pre-tax U.S. dollar value of approximately $5 billion related to the estimated €4 billion cash receipt upon closing, the company entered into currency exchange forward contracts beginning in May 2014, when the transaction was announced. The company recognized a $19 million gain on the final settlement of the forward contracts during the three months ended September 30, 2015 and a net gain of $405 million on these contracts during 2015. In 2014, the company recognized $420 million of gains in the three months and $413 million in the nine months ended September 30, 2014. The currency hedge gains and losses were recorded in interest and other expense / (income). Cumulatively over 2014 and through the final settlement of the forward contracts on July 6, 2015, the company realized aggregate net gains and received cash of approximately $1.0 billion on these currency exchange forward contracts. In addition to the receipt of $4.2 billion cash consideration to date, the company received $1 billion of cash from realized hedges for a total of $5.2 billion of cash received to date related to the coffee business transactions.

During the second quarter of 2015, the company entered into currency exchange forward contracts to hedge a portion of the cash payments to be made to its subsidiaries in multiple countries where coffee net assets and shares were deconsolidated. During July 2015, the company settled these forward contracts with a notional value of €1.6 billion and realized a net loss of $4 million in the three months ended and a net gain of $17 million in the nine months ended September 30, 2015. In connection with transferring the funds to its subsidiaries that deconsolidated net assets and shares, the company incurred additional currency gains of $14 million in the third quarter. These currency-related gains and losses were recorded within interest and other expense / (income).

The company has also incurred incremental expenses related to readying its coffee businesses for the transactions that totaled $54 million in the three months and $239 million in the nine months ended September 30, 2015, and $10 million in the three months and $15 million in the nine months ended September 30, 2014. These expenses were recorded within asset impairment and exit costs and selling, general and administrative expenses of primarily the company’s Europe and EEMEA segments and within general corporate expenses.

Reclassification of historical coffee business net revenues, operating income and net earnings

The company removed its historical coffee business operating results from its historical Organic Net Revenue and Adjusted Operating Income and reclassified historical coffee business after-tax earnings to equity method investment earnings to facilitate comparisons of past and future operating results and net earnings.

Reclassification of equity method investment earnings

Historically, the company has recorded income from equity method investments within operating income as these investments operated as extensions of its base business. Beginning in the third quarter of 2015, to align with the accounting for JDE earnings, the company began reclassifying the earnings from DSF and these other entities from operating income to after-tax equity method investment earnings outside of segment operating income. For the company’s historical Adjusted Operating Income results, the company has reclassified the equity method investment earnings from Adjusted Operating Income to equity method investment earnings in all historical periods presented.

Equity method investee adjustments

The company adjusts its equity method investment earnings for its proportionate share of unusual or infrequent items, such as acquisition and divestiture-related costs and restructuring program costs, recorded by the company’s JDE equity method investee.

Loss related to interest rate swaps

During the three months ended March 31, 2015, the company recognized a pre-tax loss of $34 million within interest and other expense, net related to certain U.S. dollar interest rate swaps that the company no longer designated as accounting cash flow hedges due to a change in financing and hedging plans. In the first quarter, the company’s plans to issue U.S. dollar debt changed and the company issued euro, British pound sterling and Swiss franc-denominated notes due to lower overall cost and its decision to hedge a greater portion of its net investments in operations that use these currencies as their functional currencies.

Constant currency

Management evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior year period.

Schedule 1

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars, except per share data) (Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2015	2014	% Change Fav / (Unfav)	2015	2014	% Change Fav / (Unfav)
Net revenues	$6,849	$8,337	(17.8)%	$22,272	$25,414	(12.4)%

Cost of sales	4,179	5,195	19.6%	13,595	15,963	14.8%

Gross profit	2,670	3,142	(15.0)%	8,677	9,451	(8.2)%
Gross profit margin	39.0%	37.7%		39.0%	37.2%

Selling, general and administrative expenses	1,790	2,053	12.8%	5,675	6,356	10.7%

Asset impairment and exit costs	155	188	17.6%	546	285	(91.6)%

Gain on coffee business transactions and divestitures	(7,122)	—	100.0%	(7,135)	—	100.0%

Amortization of intangibles	45	48	6.3%	137	157	12.7%

Operating income	7,802	853	100.0+ %	9,454	2,653	100.0+ %
Operating income margin	113.9%	10.2%		42.4%	10.4%

Interest and other expense / (income)	114	(227)	(100.0+ )%	814	717	(13.5)%

Earnings before income taxes	7,688	1,080	100.0+ %	8,640	1,936	100.0+ %

Provision / (benefit) for income taxes	348	178	(95.5)%	561	242	(100.0+ )%
Effective tax rate	4.5%	16.5%		6.5%	12.5%
Equity method investment net losses	72	—	(100.0)%	72	—	(100.0)%

Net earnings	7,268	902	100.0+ %	8,007	1,694	100.0+ %

Noncontrolling interest	2	3	33.3%	11	10	(10.0)%

Net earnings attributable to Mondelēz International	$7,266	$899	100.0+ %	$7,996	$1,684	100.0+ %

Per share data:
Basic earnings per share attributable to Mondelēz International	$4.52	$0.53	100.0+ %	$4.91	$0.99	100.0+ %

Diluted earnings per share attributable to Mondelēz International	$4.46	$0.53	100.0+ %	$4.86	$0.98	100.0+ %

Average shares outstanding:
Basic	1,609	1,688	4.7%	1,627	1,695	4.0%
Diluted	1,629	1,705	4.5%	1,646	1,713	3.9%

1

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of U.S. dollars) (Unaudited)

	September 30, 2015	December 31, 2014	September 30, 2014
ASSETS
Cash and cash equivalents	$2,039	$1,631	$1,619
Trade receivables, net	3,352	3,802	4,406
Other receivables, net	2,566	949	946
Inventories, net	3,029	3,480	4,122
Deferred income taxes	550	480	433
Other current assets	638	1,408	1,235

Total current assets	12,174	11,750	12,761

Property, plant and equipment, net	8,564	9,827	10,152
Goodwill	20,963	23,389	24,399
Intangible assets, net	19,115	20,335	21,110
Prepaid pension assets	42	53	65
Equity method investments	4,895	662	663
Other assets	637	799	732

TOTAL ASSETS	$66,390	$66,815	$69,882

LIABILITIES AND EQUITY
Short-term borrowings	$1,571	$1,305	$1,722
Current portion of long-term debt	1,759	1,530	2,084
Accounts payable	4,875	5,299	5,184
Accrued marketing	1,563	2,047	1,920
Accrued employment costs	932	946	990
Other current liabilities	2,937	2,880	2,630

Total current liabilities	13,637	14,007	14,530

Long-term debt	13,029	13,865	13,988
Deferred income taxes	5,137	5,512	5,753
Accrued pension costs	2,132	2,912	1,826
Accrued postretirement health care costs	541	526	439
Other liabilities	1,962	2,140	2,390

TOTAL LIABILITIES	36,438	38,962	38,926

TOTAL EQUITY	29,952	27,853	30,956

TOTAL LIABILITIES AND EQUITY	$66,390	$66,815	$69,882

	September 30, 2015	December 31, 2014	Incr/(Decr)
Short-term borrowings	$1,571	$1,305	$266
Current portion of long-term debt	1,759	1,530	229
Long-term debt	13,029	13,865	(836)

Total Debt	16,359	16,700	(341)

Cash and cash equivalents	2,039	1,631	408

Net Debt (1)	$14,320	$15,069	$(749)

(1)	Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

2

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

(Unaudited)

	For the Nine Months Ended September 30,
	2015	2014
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net earnings	$8,007	$1,694
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	663	797
Stock-based compensation expense	98	104
Deferred income tax benefit	(81)	(255)
Asset impairments	195	77
Loss on early extinguishment of debt	708	493
Gains on coffee business transactions and divestiture	(7,135)	—
Coffee business transactions currency-related net gains	(436)	(413)
Loss/(income) from equity method investments	16	(83)
Distributions from equity method investments	58	61
Other non-cash items, net	142	(6)
Change in assets and liabilities, net of acquisition and divestitures:
Receivables, net	(868)	(163)
Inventories, net	(314)	(625)
Accounts payable	496	19
Other current assets	36	(106)
Other current liabilities	11	(430)
Change in pension and postretirement assets and liabilities, net	(184)	(15)

Net cash provided by operating activities	1,412	1,149

CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES
Capital expenditures	(1,178)	(1,129)
Proceeds from coffee business transactions and divestitures, net of disbursements	4,091	—
Proceeds from coffee business transactions currency hedge settlements	1,050	—
Acquisitions, net of cash received	(536)	—
Proceeds from sale of property, plant and equipment and other	33	29

Net cash provided by / (used in) investing activities	3,460	(1,100)

CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES
Issuances of commercial paper, maturities greater than 90 days	613	1,986
Repayments of commercial paper, maturities greater than 90 days	(710)	(2,072)
Net issuances of other short-term borrowings	396	236
Long-term debt proceeds	3,606	3,032
Long-term debt repaid	(4,543)	(2,524)
Repurchase of Common Stock	(3,003)	(1,020)
Dividends paid	(736)	(713)
Other	107	163

Net cash used in financing activities	(4,270)	(912)

Effect of exchange rate changes on cash and cash equivalents	(194)	(140)

Cash and cash equivalents:
Increase / (decrease)	408	(1,003)
Balance at beginning of period	1,631	2,622

Balance at end of period	$2,039	$1,619

3

Schedule 4a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

(in millions of U.S. dollars) (Unaudited)

	Latin America		Asia Pacific		EEMEA		Europe		North America		Mondelēz International
For the Three Months Ended September 30, 2015
Reported (GAAP)	$1,233		$1,101		$586		$2,173		$1,756		$6,849
Historical coffee business	—		—		—		—		—		—
Acquisitions	—		(74)		—		—		(10)		(84)
Accounting calendar change	—		—		—		—		(19)		(19)
Currency	311		145		185		331		43		1,015

Organic (Non-GAAP)	$1,544		$1,172		$771		$2,504		$1,770		$7,761

For the Three Months Ended September 30, 2014
Reported (GAAP)	$1,315		$1,153		$894		$3,215		$1,760		$8,337
Historical coffee business	—		(16)		(169)		(670)		—		(855)
Acquisitions	—		—		—		—		—		—
Accounting calendar change	—		—		—		—		—		—
Currency	—		—		—		—		—		—

Organic (Non-GAAP)	$1,315		$1,137		$725		$2,545		$1,760		$7,482

% Change
Reported (GAAP)	(6.2)%		(4.5)%		(34.5)%		(32.4)%		(0.2)%		(17.8)%
Historical coffee business	—	pp	1.3	pp	15.3	pp	17.8	pp	—	pp	9.3	pp
Acquisitions	—		(6.5)		—		—		(0.6)		(1.1)
Accounting calendar change	—		—		—		—		(1.0)		(0.3)
Currency	23.6		12.8		25.5		13.0		2.4		13.6

Organic (Non-GAAP)	17.4%		3.1%		6.3%		(1.6)%		0.6%		3.7%

Vol/Mix	(10.0	)pp	(2.4	)pp	(7.5	)pp	(2.4	)pp	0.2	pp	(3.7	)pp
Pricing	27.4		5.5		13.8		0.8		0.4		7.4

	Latin America		Asia Pacific		EEMEA		Europe		North America		Mondelēz International
For the Nine Months Ended September 30, 2015
Reported (GAAP)	$3,730		$3,278		$2,150		$7,963		$5,151		$22,272
Historical coffee business	—		(33)		(246)		(1,348)		—		(1,627)
Acquisitions	—		(74)		—		—		(25)		(99)
Accounting calendar change	—		—		—		—		(58)		(58)
Currency	913		310		480		1,185		93		2,981

Organic (Non-GAAP)	$4,643		$3,481		$2,384		$7,800		$5,161		$23,469

For the Nine Months Ended September 30, 2014
Reported (GAAP)	$3,913		$3,460		$2,740		$10,151		$5,150		$25,414
Historical coffee business	(2)		(43)		(496)		(2,172)		—		(2,713)
Acquisitions	—		—		—		—		—		—
Accounting calendar change	—		—		—		—		—		—
Currency	—		—		—		—		—		—

Organic (Non-GAAP)	$3,911		$3,417		$2,244		$7,979		$5,150		$22,701

% Change
Reported (GAAP)	(4.7)%		(5.3)%		(21.5)%		(21.6)%		—		(12.4)%
Historical coffee business	0.1	pp	0.3	pp	6.3	pp	4.5	pp	—	pp	3.3	pp
Acquisitions	—		(2.1)		—		—		(0.5)		(0.5)
Accounting calendar change	—		—		—		—		(1.1)		(0.2)
Currency	23.3		9.0		21.4		14.9		1.8		13.2

Organic (Non-GAAP)	18.7%		1.9%		6.2%		(2.2)%		0.2%		3.4%

Vol/Mix	(6.7	)pp	(2.5	)pp	(4.3	)pp	(3.2	)pp	0.1	pp	(3.0	)pp
Pricing	25.4		4.4		10.5		1.0		0.1		6.4

4

Schedule 4b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues - Power Brands and Emerging Markets

(in millions of U.S. dollars) (Unaudited)

	Power Brands		Non-Power Brands		Mondelēz International		Emerging markets		Developed markets		Mondelēz International
For the Three Months Ended September 30, 2015
Reported (GAAP)	$4,594		$2,255		$6,849		$2,742		$4,107		$6,849
Historical coffee business	—		—		—		—		—		—
Acquisitions	—		(84)		(84)		(74)		(10)		(84)
Accounting calendar change	(15)		(4)		(19)		—		(19)		(19)
Currency	685		330		1,015		579		436		1,015

Organic (Non-GAAP)	$5,264		$2,497		$7,761		$3,247		$4,514		$7,761

For the Three Months Ended September 30, 2014
Reported (GAAP)	$5,618		$2,719		$8,337		$3,205		$5,132		$8,337
Historical coffee business	(611)		(244)		(855)		(260)		(595)		(855)
Accounting calendar change	—		—		—		—		—		—

Organic (Non-GAAP)	$5,007		$2,475		$7,482		$2,945		$4,537		$7,482

% Change
Reported (GAAP)	(18.2)%		(17.1)%		(17.8)%		(14.4)%		(20.0)%		(17.8)%
Historical coffee business	10.0	pp	8.2	pp	9.3	pp	7.5	pp	10.5	pp	9.3	pp
Acquisitions	—		(3.4)		(1.1)		(2.5)		(0.2)		(1.1)
Accounting calendar change	(0.3)		(0.1)		(0.3)		—		(0.4)		(0.3)
Currency	13.6		13.3		13.6		19.7		9.6		13.6

Organic (Non-GAAP)	5.1%		0.9%		3.7%		10.3%		(0.5)%		3.7%

	Power Brands		Non-Power Brands		Mondelēz International		Emerging markets		Developed markets		Mondelēz International
For the Nine Months Ended September 30, 2015
Reported (GAAP)	$15,243		$7,029		$22,272		$8,754		$13,518		$22,272
Historical coffee business	(1,179)		(448)		(1,627)		(442)		(1,185)		(1,627)
Acquisitions	—		(99)		(99)		(74)		(25)		(99)
Accounting calendar change	(45)		(13)		(58)		—		(58)		(58)
Currency	2,000		981		2,981		1,603		1,378		2,981

Organic (Non-GAAP)	$16,019		$7,450		$23,469		$9,841		$13,628		$23,469

For the Nine Months Ended September 30, 2014
Reported (GAAP)	$17,156		$8,258		$25,414		$9,762		$15,652		$25,414
Historical coffee business	(1,946)		(767)		(2,713)		(816)		(1,897)		(2,713)
Accounting calendar change	—		—		—		—		—		—

Organic (Non-GAAP)	$15,210		$7,491		$22,701		$8,946		$13,755		$22,701

% Change
Reported (GAAP)	(11.1)%		(14.9)%		(12.4)%		(10.3)%		(13.6)%		(12.4)%
Historical coffee business	3.6	pp	2.8	pp	3.3	pp	3.2	pp	3.3	pp	3.3	pp
Acquisitions	—		(1.3)		(0.5)		(0.8)		(0.2)		(0.5)
Accounting calendar change	(0.3)		(0.1)		(0.2)		—		(0.4)		(0.2)
Currency	13.1		13.0		13.2		17.9		10.0		13.2

Organic (Non-GAAP)	5.3%		(0.5)%		3.4%		10.0%		(0.9)%		3.4%

5

Schedule 5a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars) (Unaudited)

	For the Three Months Ended September 30, 2015
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income margin
Reported (GAAP)	$6,849	$2,670	39.0%	$7,802	113.9%
2012-2014 Restructuring Program costs	—	—		—
2014-2018 Restructuring Program costs	—	9		221
Integration Program and other acquisition integration costs	—	—		4
Costs associated with the coffee business transactions	—	—		54
Gain on the coffee business transactions	—	—		(7,122)
Acquisition-related costs	—	—		6

Adjusted (Non-GAAP)	$6,849	$2,679	39.1%	$965	14.1%

Currency		363		131

Adjusted @ Constant FX (Non-GAAP)		$3,042		$1,096

	For the Three Months Ended September 30, 2014
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income margin
Reported (GAAP)	$8,337	$3,142	37.7%	$853	10.2%
Spin-Off Costs	—	—		4
2012-2014 Restructuring Program costs	—	3		186
2014-2018 Restructuring Program costs	—	1		67
Integration Program and other acquisition integration costs	—	—		(1)
Remeasurement of net monetary assets in Venezuela	—	—		19
Costs associated with the coffee business transactions	—	—		10
Operating income from historical coffee business	(855)	(356)		(184)
Operating income from divestiture	—	—		(1)
Reclassification of equity method investment earnings	—	—		(22)

Adjusted (Non-GAAP)	$7,482	$2,790	37.3%	$931	12.4%

Currency		—		—

Adjusted @ Constant FX (Non-GAAP)		$2,790		$931

		Gross Profit		Operating Income
% Change - Reported (GAAP)		(15.0)%		814.7%
% Change - Adjusted (Non-GAAP)		(4.0)%		3.7%
% Change - Adjusted @ Constant FX (Non-GAAP)		9.0%		17.7%

6

Schedule 5b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars) (Unaudited)

	For the Nine Months Ended September 30, 2015
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income margin
Reported (GAAP)	$22,272	$8,677	39.0%	$9,454	42.4%
2012-2014 Restructuring Program costs	—	—		(3)
2014-2018 Restructuring Program costs	—	21		627
Integration Program and other acquisition integration costs	—	—		5
Remeasurement of net monetary assets in Venezuela	—	—		11
Costs associated with the coffee business transactions	—	3		239
Operating income from historical coffee business	(1,627)	(673)		(342)
Gain on the coffee business transactions	—	—		(7,122)
Operating income from divestiture	—	—		(5)
Gain on divestiture	—	—		(13)
Acquisition-related costs	—	—		8
Reclassification of equity method investment earnings	—	—		(51)
Rounding	—	—		1

Adjusted (Non-GAAP)	$20,645	$8,028	38.9%	$2,809	13.6%

Currency		1,078		402

Adjusted @ Constant FX (Non-GAAP)		$9,106		$3,211

	For the Nine Months Ended September 30, 2014
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income margin
Reported (GAAP)	$25,414	$9,451	37.2%	$2,653	10.4%
Spin-Off Costs	—	—		23
2012-2014 Restructuring Program costs	—	9		325
2014-2018 Restructuring Program costs	—	1		77
Integration Program and other acquisition integration costs	—	—		(3)
Remeasurement of net monetary assets in Venezuela	—	—		161
Costs associated with the coffee business transactions	—	—		15
Operating income from historical coffee business	(2,713)	(1,106)		(494)
Operating income from divestiture	—	—		(4)
Reclassification of equity method investment earnings	—	—		(79)

Adjusted (Non-GAAP)	$22,701	$8,355	36.8%	$2,674	11.8%

Currency		—		—

Adjusted @ Constant FX (Non-GAAP)		$8,355		$2,674

		Gross Profit		Operating Income
% Change - Reported (GAAP)		(8.2)%		256.4%
% Change - Adjusted (Non-GAAP)		(3.9)%		5.0%
% Change - Adjusted @ Constant FX (Non-GAAP)		9.0%		20.1%

7

Schedule 6a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars, except per share data) (Unaudited)

	For the Three Months Ended September 30, 2015
	Operating Income	Interest and other expense / (income)	Earnings before taxes	Income taxes	Effective tax rate	Equity Method Investment (Earnings) / Losses	Non-controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$7,802	$114	$7,688	$348	4.5%	$72	$2	$7,266	$4.46
2014-2018 Restructuring Program costs	221	—	221	62		—	—	159	0.11
Integration Program and other acquisition integration costs	4	—	4	—		—	—	4	—
Income / (costs) associated with the coffee business transactions	54	29	25	(41)		—	—	66	0.04
Gain on the coffee business transactions	(7,122)	—	(7,122)	(197)		—	—	(6,925)	(4.25)
Acquisition-related costs	6	—	6	—		—	—	6	—
Equity method investee adjustments	—	—	—	—		(102)	—	102	0.06

Adjusted (Non-GAAP)	$965	$143	$822	$172	20.9%	$(30)	$2	$678	$0.42

Diluted Average Shares Outstanding									1,629

	For the Three Months Ended September 30, 2014
	Operating Income	Interest and other expense / (income)	Earnings before taxes	Income taxes	Effective tax rate	Equity Method Investment (Earnings) / Losses	Non-controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$853	$(227)	$1,080	$178	16.5%	$—	$3	$899	$0.53
Spin-Off Costs	4	—	4	2		—	—	2	—
2012-2014 Restructuring Program costs	186	—	186	39		—	—	147	0.08
2014-2018 Restructuring Program costs	67	—	67	20		—	—	47	0.03
Integration Program and other acquisition integration costs	(1)	—	(1)	—		—	—	(1)	—
Remeasurement of net monetary assets in Venezuela	19	—	19	5		—	—	14	0.01
Income / (costs) associated with the coffee business transactions	10	420	(410)	(152)		—	—	(258)	(0.15)
Reclassification of net earnings from coffee business	(184)	—	(184)	(26)		(158)	—	—	—
Net earnings from divestiture	(1)	—	(1)	—		—	—	(1)	—
Reclassification of equity method investment earnings	(22)	—	(22)	—		(22)	—	—	—

Adjusted (Non-GAAP)	$931	$193	$738	$66	8.9%	$(180)	$3	$849	$0.50

Diluted Average Shares Outstanding									1,705

8

Schedule 6b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars, except per share data) (Unaudited)

	For the Nine Months Ended September 30, 2015
	Operating Income	Interest and other expense / (income)	Earnings before taxes	Income taxes	Effective tax rate	Equity Method Investment (Earnings) / Losses	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$9,454	$814	$8,640	$561	6.5%	$72	$11	$7,996	$4.86
2012-2014 Restructuring Program costs	(3)	—	(3)	(1)		—	—	(2)	—
2014-2018 Restructuring Program costs	627	—	627	158		—	—	469	0.29
Integration Program and other acquisition integration costs	5	—	5	—		—	—	5	—
Loss on debt extinguishment and related expenses	—	(713)	713	261		—	—	452	0.28
Remeasurement of net monetary assets in Venezuela	11	—	11	1		—	—	10	0.01
Income / (costs) associated with the coffee business transactions	239	436	(197)	(155)		—	—	(42)	(0.03)
Loss related to interest rate swaps	—	(34)	34	13		—	—	21	0.01
Divestiture-related costs	—	(1)	1	—		—	—	1	—
Reclassification of net earnings from coffee business	(342)	—	(342)	(46)		(296)	—	—	—
Gain on the coffee business transactions	(7,122)	—	(7,122)	(197)		—	—	(6,925)	(4.21)
Net earnings from divestiture	(5)	—	(5)	(32)		—	—	27	0.02
Loss on divestiture	(13)	—	(13)	(22)		—	—	9	0.01
Acquisition-related costs	8	—	8	—		—	—	8	—
Reclassification of equity method investment earnings	(51)	—	(51)	—		(51)	—	—	—
Equity method investee adjustments	—	—	—	—		(102)	—	102	0.06
Rounding	1	—	1	—		—	—	1	—

Adjusted (Non-GAAP)	$2,809	$502	$2,307	$541	23.5%	$(377)	$11	$2,132	$1.30

Diluted Average Shares Outstanding									1,646

	For the Nine Months Ended September 30, 2014
	Operating Income	Interest and other expense / (income)	Earnings before taxes	Income taxes	Effective tax rate	Equity Method Investment (Earnings) / Losses	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,653	$717	$1,936	$242	12.5%	$—	$10	$1,684	$0.98
Spin-Off Costs	23	—	23	9		—	—	14	0.01
2012-2014 Restructuring Program costs	325	—	325	72		—	—	253	0.15
2014-2018 Restructuring Program costs	77	—	77	23		—	—	54	0.03

Integration Program and other acquisition integration costs	(3)	—	(3)	—		—	—	(3)	—
Loss on debt extinguishment and related expenses	—	(495)	495	188		—	—	307	0.18
Remeasurement of net monetary assets in Venezuela	161	—	161	11		—	—	150	0.09
Income / (costs) associated with the coffee business transactions	15	413	(398)	(149)		—	—	(249)	(0.15)
Reclassification of net earnings from coffee business	(494)	—	(494)	(63)		(431)	—	—	—
Net earnings from divestiture	(4)	—	(4)	—		—	—	(4)	—
Reclassification of equity method investment earnings	(79)	—	(79)	—		(79)	—	—	—

Adjusted (Non-GAAP)	$2,674	$635	$2,039	$333	16.3%	$(510)	$10	$2,206	$1.29

Diluted Average Shares Outstanding									1,713

9

Schedule 7

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Diluted EPS	% Growth	Diluted EPS	% Growth
2014 Diluted EPS Attributable to Mondelēz International (GAAP)	$0.53		$0.98
Spin-Off Costs	—		0.01
2012-2014 Restructuring Program costs	0.08		0.15
2014-2018 Restructuring Program costs	0.03		0.03
Integration Program and other acquisition integration costs	—		—
Remeasurement of net monetary assets in Venezuela	0.01		0.09
(Income) / costs associated with the coffee business transactions	(0.15)		(0.15)
Net earnings from divestiture	—		—
Loss on debt extinguishment and related expenses	—		0.18

2014 Adjusted EPS (Non-GAAP)	0.50		1.29
Increase in operations	0.09		0.20
Decrease in operations from historical coffee business and equity method investments	(0.08)		(0.03)
Change unrealized gains / (losses) on hedging activities	(0.02)		0.02
Acquisitions	0.01		0.01
Accounting calendar change	—		0.01
Gain on sale of property in 2014	—		—
Lower interest and other expense / (income)	0.02		0.05
Changes in shares outstanding	0.02		0.05
Changes in income taxes	(0.04)		(0.07)

2015 Adjusted EPS (Constant Currency) (Non-GAAP)	0.50	0.0%	1.53	18.6%
Unfavorable foreign currency - translation	(0.08)		(0.23)

2015 Adjusted EPS (Non-GAAP)	0.42	(16.0)%	1.30	0.8%
2012-2014 Restructuring Program costs	—		—
2014-2018 Restructuring Program costs	(0.11)		(0.29)
Remeasurement of net monetary assets in Venezuela	—		(0.01)
Income / (costs) associated with the coffee business transactions	(0.04)		0.03
Loss related to interest rate swaps	—		(0.01)
Gain on the coffee business transactions	4.25		4.21
Net earnings from divestiture	—		(0.02)
Loss on divestiture	—		(0.01)
Equity method investee acquisition-related and other adjustments	(0.06)		(0.06)
Acquisition-related costs	—		—
Loss on debt extinguishment and related expenses	—		(0.28)

2015 Diluted EPS Attributable to Mondelēz International (GAAP)	$4.46	741.5%	$4.86	395.9%

10

Schedule 8a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars) (Unaudited)

	For the Three Months Ended September 30, 2015
	Latin America		Asia Pacific		EEMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,233		$1,101		$586		$2,173		$1,756		$—	$—	$—	$—	$6,849
Historical coffee business	—		—		—		—		—		—	—	—	—	—

Adjusted (Non-GAAP)	$1,233		$1,101		$586		$2,173		$1,756		$—	$—	$—	$—	$6,849

Operating Income
Reported (GAAP)	$134		$71		$52		$298		$275		$(4)	$(95)	$(45)	$7,116	$7,802
2014-2018 Restructuring Program costs	36		36		8		54		58		—	29	—	—	221
Integration Program and other acquisition integration costs	—		3		—		—		—		—	1	—	—	4
Costs associated with the coffee business transactions	—		—		4		27		—		—	23	—	—	54
Gain on the coffee business transactions	—		—		—		—		—		—	—	—	(7,122)	(7,122)
Acquisition-related costs	—		—		—		—		—		—	—	—	6	6

Adjusted (Non-GAAP)	$170		$110		$64		$379		$333		$(4)	$(42)	$(45)	$—	$965
Currency	41		24		17		57		6		—	(8)	(6)	—	131

Adjusted @ Constant FX (Non-GAAP)	$211		$134		$81		$436		$339		$(4)	$(50)	$(51)	$—	$1,096

% Change - Reported (GAAP)	11.7%		9.2%		(44.1)%		(19.0)%		1.1%		n/m	(69.6)%	6.3%	n/m	814.7%
% Change - Adjusted (Non-GAAP)	(2.3)%		57.1%		0.0%		1.6%		7.1%		n/m	(2.4)%	6.3%	n/m	3.7%
% Change - Adjusted @ Constant FX (Non-GAAP)	21.3%		91.4%		26.6%		16.9%		9.0%		n/m	(22.0)%	(6.3)%	n/m	17.7%

Operating Income Margin
Reported %	10.9%		6.4%		8.9%		13.7%		15.7%						113.9%
Reported pp change	1.8	pp	0.8	pp	(1.5	)pp	2.3	pp	0.2	pp					103.7	pp
Adjusted %	13.8%		10.0%		10.9%		17.4%		19.0%						14.1%
Adjusted pp change	0.6	pp	3.8	pp	2.1	pp	2.7	pp	1.3	pp					1.7	pp

	For the Three Months Ended September 30, 2014
	Latin America		Asia Pacific		EEMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,315		$1,153		$894		$3,215		$1,760		$—	$—	$—	$—	$8,337
Historical coffee business	—		(16)		(169)		(670)		—		—	—	—	—	(855)

Adjusted (Non-GAAP)	$1,315		$1,137		$725		$2,545		$1,760		$—	$—	$—	$—	$7,482

Operating Income
Reported (GAAP)	$120		$65		$93		$368		$272		$39	$(56)	$(48)	$—	$853
Spin-Off Costs	—		—		—		—		—		—	4	—	—	4
2012-2014 Restructuring Program costs	3		28		14		99		41		—	1	—	—	186
2014-2018 Restructuring Program costs	32		4		3		14		1		—	13	—	—	67
Remeasurement of net monetary assets in Venezuela	19		—		—		—		—		—	—	—	—	19
Integration Program and other acquisition integration costs	—		—		—		—		—		—	(1)	—	—	(1)
Costs associated with the coffee business transactions	—		—		—		10		—		—	—	—	—	10
Operating income from historical coffee business	—		(8)		(45)		(118)		—		(11)	(2)	—	—	(184)
Operating income from divestiture	—		(1)		—		—		—		—	—	—	—	(1)
Reclassification of equity method investment earnings	—		(18)		(1)		—		(3)		—	—	—	—	(22)

Adjusted (Non-GAAP)	$174		$70		$64		$373		$311		$28	$(41)	$(48)	$—	$931
Currency	—		—		—		—		—		—	—	—	—	—

Adjusted @ Constant FX (Non-GAAP)	$174		$70		$64		$373		$311		$28	$(41)	$(48)	$—	$931

Operating Income Margin
Reported %	9.1%		5.6%		10.4%		11.4%		15.5%						10.2%
Adjusted %	13.2%		6.2%		8.8%		14.7%		17.7%						12.4%

11

Schedule 8b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars) (Unaudited)

	For the Nine Months Ended September 30, 2015
	Latin America		Asia Pacific		EEMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$3,730		$3,278		$2,150		$7,963		$5,151		$—	$—	$—	$—	$22,272
Historical coffee business	—		(33)		(246)		(1,348)		—		—	—	—	—	(1,627)

Adjusted (Non-GAAP)	$3,730		$3,245		$1,904		$6,615		$5,151		$—	$—	$—	$—	$20,645

Operating Income
Reported (GAAP)	$422		$321		$184		$885		$817		$75	$(240)	$(137)	$7,127	$9,454
2012-2014 Restructuring Program costs	—		(1)		—		—		(2)		—	—	—	—	(3)
2014-2018 Restructuring Program costs	106		90		28		237		110		—	56	—	—	627
Integration Program and other acquisition integration costs	—		5		—		—		—		—	—	—	—	5
Remeasurement of net monetary assets in Venezuela	11		—		—		—		—		—	—	—	—	11
Costs associated with the coffee business transactions	1		3		19		179		—		—	37	—	—	239

Operating income from historical coffee business	—		(13)		(41)		(248)		—		(40)	—	—	—	(342)
Gain on the coffee business transactions	—		—		—		—		—		—	—	—	(7,122)	(7,122)
Operating income from divestiture	—		(5)		—		—		—		—	—	—	—	(5)
Gain on divestiture	—		—		—		—		—		—	—	—	(13)	(13)
Acquisition-related costs	—		—		—		—		—		—	—	—	8	8
Reclassification of equity method investment earnings	—		(43)		(3)		—		(4)		—	—	—	(1)	(51)
Rounding	—		—		—		—		—		—	1	—	—	1

Adjusted (Non-GAAP)	$540		$357		$187		$1,053		$921		$35	$(146)	$(137)	$(1)	$2,809
Currency	156		45		33		209		12		—	(35)	(19)	1	402

Adjusted @ Constant FX (Non-GAAP)	$696		$402		$220		$1,262		$933		$35	$(181)	$(156)	$—	$3,211

% Change - Reported (GAAP)	38.8%		(11.8)%		(39.3)%		(31.6)%		9.8%		n/m	(25.7)%	12.7%	n/m	256.4%
% Change - Adjusted (Non-GAAP)	6.7%		17.0%		(13.8)%		(7.1)%		11.2%		n/m	1.4%	12.7%	n/m	5.0%
% Change - Adjusted @ Constant FX (Non-GAAP)	37.5%		31.8%		1.4%		11.3%		12.7%		n/m	(22.3)%	0.6%	n/m	20.1%

Operating Income Margin
Reported %	11.3%		9.8%		8.6%		11.1%		15.9%						42.4%
Reported pp change	3.5	pp	(0.7	)pp	(2.5	)pp	(1.6	)pp	1.5	pp					32.0	pp
Adjusted %	14.5%		11.0%		9.8%		15.9%		17.9%						13.6%
Adjusted pp change	1.6	pp	2.1	pp	0.1	pp	1.7	pp	1.8	pp					1.8	pp

	For the Nine Months Ended September 30, 2014
	Latin America		Asia Pacific		EEMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$3,913		$3,460		$2,740		$10,151		$5,150		$—	$—	$—	$—	$25,414
Historical coffee business	(2)		(43)		(496)		(2,172)		—		—	—	—	—	(2,713)

Adjusted (Non-GAAP)	$3,911		$3,417		$2,244		$7,979		$5,150		$—	$—	$—	$—	$22,701

Operating Income
Reported (GAAP)	$304		$364		$303		$1,294		$744		$(8)	$(191)	$(157)	$—	$2,653
Spin-Off Costs	—		—		—		—		—		—	23	—	—	23
2012-2014 Restructuring Program costs	8		29		28		170		90		—	—	—	—	325
2014-2018 Restructuring Program costs	34		4		3		14		1		—	21	—	—	77
Integration Program and other acquisition integration costs	—		—		3		(5)		—		—	(1)	—	—	(3)
Remeasurement of net monetary assets in Venezuela	161		—		—		—		—		—	—	—	—	161
Costs associated with the coffee business transactions	—		—		—		15		—		—	—	—	—	15
Operating income from historical coffee business	(1)		(19)		(117)		(354)		—		(3)	—	—	—	(494)

Operating income from divestiture	—		(4)		—		—		—		—	—	—	—	(4)
Reclassification of equity method investment earnings	—		(69)		(3)		—		(7)		—	—	—	—	(79)

Adjusted (Non-GAAP)	$506		$305		$217		$1,134		$828		$(11)	$(148)	$(157)	$—	$2,674
Currency	—		—		—		—		—		—	—	—	—	—

Adjusted @ Constant FX (Non-GAAP)	$506		$305		$217		$1,134		$828		$(11)	$(148)	$(157)	$—	$2,674

Operating Income Margin
Reported %	7.8%		10.5%		11.1%		12.7%		14.4%						10.4%
Adjusted %	12.9%		8.9%		9.7%		14.2%		16.1%						11.8%

12